Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Uwharrie Capital Corp:

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-146595) of Uwharrie Capital Corp of our report dated March 14, 2008, with respect to the consolidated financial statements of Uwharrie Capital Corp and Subsidiaries, which report appears in Uwharrie Capital Corp’s 2007 Annual Report on Form 10-K.

Raleigh, North Carolina

March 26, 2008